EXHIBIT 4.5

                                     FORM OF


                       REGULATION D SUBSCRIPTION AGREEMENT


         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

         THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL, STATE OR FOREIGN SECURITIES AUTHORITIES, NOR HAVE ANY SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK, INCLUDING BUT NOT LIMITED TO THOSE RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM S-3 FILED ON JULY 17, 2000 WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT TERMS AND CONDITIONS OF THE PROPOSED INVESTMENT AND THEIR OWN ASSESSMENT OF THE RISKS INVOLVED.

         This Regulation D Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offer to the Subscriber of, and the subscription by the Subscriber for, shares of Common Stock, $.001 par value per share (the "Common Stock"), of SI DIAMOND TECHNOLOGY, INC., a Texas corporation (the "Company"). The Company shall sell to the Subscriber _____________ shares of the Company's Common Stock at a price of $__________ per share, for an aggregate purchase price of $__________ .

         The solicitation of this Subscription by the Company, and if accepted by the Company, the sale of the shares of Common Stock subscribed for, are being made on reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933 (the "Securities Act").

         The undersigned Subscriber and the Company, upon acceptance of this Agreement, hereby agree as follows:

         1.       Offering

                  1.1 Offer to Subscribe; Purchase Price and Closing; and Placement Fees. Subject to satisfaction of the conditions to the closing of a purchase and sale of Common Stock as to each purchaser of Common Stock (the "Closing") set forth in Section 1.2 below, the Subscriber hereby offers to subscribe for and purchase shares of Common Stock, for the aggregate purchase price set forth in Section 8 of this Agreement, all in accordance with the terms and conditions of this Agreement. The Closing shall be deemed to occur when this Agreement has been executed by both the Subscriber and the Company, and full payment for the shares of Common Stock subscribed for shall have been made by the Subscriber, by wire transfer in United States Dollars, to the Company as set forth in Section 7.1(a) in consideration for the Company's delivery of certificates representing the shares of Common Stock so subscribed for.

                  1.2      Conditions to  Subscriber's  Obligations.  The
                           ----------------------------------------
Subscriber's obligations hereunder are conditioned upon the occurrence of all of the following:

                           (a) other than as described on Schedule 1.2 attached hereto, there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents (as defined below in Section 4.2);

                           (b) the representations and warranties of the Company shall be true and correct in all material respects on the date of Closing, as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect; and

                           (c) the Subscription Agreement has been accepted by the Company.

         2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to the Company as follows (which representations and warranties shall be true as of the date of Closing):

                  2.1 Accredited Investor.  The Subscriber hereby represents and
                      -------------------
warrants to the Company that it is an "accredited investor," as defined in Rule 501 of Regulation D, and has marked the applicable box set forth in Section 9 of this Agreement signifying such status.

                  2.2 Investment Experience; Access to Information;
                      Independent Investigation.
                      ----------------------------------------------

                           2.2.1 Access to  Information.  The  Subscriber or its
                                 -----------------------
professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, and its officers, directors, employees and agents concerning the terms and conditions of the Offering, and the Company and its business and prospects, and to obtain any additional information which the Subscriber or its professional advisor deems necessary to verify the accuracy of the information received. The foregoing, however, does not limit or modify the

Subscriber's right to rely upon representations and warranties of the Company in
Section 4 of this Agreement.

                           2.2.2 Ability to Evaluate.  The  Subscriber  has such
                                 -------------------
knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in the Company, including without limitation those set forth in the Disclosure Documents (as defined below in Section 4.2).

                           2.2.3  Disclosure   Documents.   The  Subscriber  has
                           -----------------------------
received and reviewed the Disclosure Documents (as defined below in Section 4.2). The foregoing, however, does not limit or modify the Subscriber's right to rely upon the representations and warranties of the Company in Section 4 of this Agreement.

                           2.2.4  Investment  Experience;  Fend  for  Self.  The
                                  ----------------------------------------
Subscriber has substantial experience in investing in securities and has made investments in securities other than those of the Company. The Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement and that it has the ability to bear the economic risk of its investment in the Company. The Subscriber has not been organized for the purpose of investing in securities of the Company.

                           2.2.5    Not an Affiliate.  The  Subscriber is not an
                                    ----------------
officer, director or "affiliate" (as that term is defined in Rule 415 of the Securities Act) of the Company.

                  2.3 Exempt Offering Under Regulation D
                      ----------------------------------


                           2.3.1 Investment; No Distribution.  The Subscriber is
                                 ----------------------------
acquiring the shares of Common Stock subscribed for (the "Common Shares") solely for investment purposes for the Subscriber's own account (or for beneficiaries' accounts over which the Subscriber has investment discretion but no discretionary authority as to voting or disposition) and not with a view to a distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on its ability to sell or dispose of the Common Shares and therefore, that the Subscriber must bear the economic risk of its investment for an indefinite period of time. The Subscriber has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to its net worth.

                           2.3.2 No General Solicitation. The Common Shares were
                                 -----------------------
not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           2.3.3  No   Registration   of  Common   Shares.   The
                                  ---------------------------------------
Subscriber understands that the Common Shares are not registered and therefore are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the

Securities Act or pursuant to an exemption therefrom. In this connection, the Subscriber represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                           2.3.4  Disposition.  Without in any way  limiting the
                                  -----------
representations set forth above, the Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

                                    (a)     There   is   then   in    effect   a
                                            registration   statement  under  the
                                            Securities    Act   covering    such
                                            proposed    disposition   and   such
                                            disposition  is made  in  accordance
                                            with such Registration Statement; or

                                    (b)     The  Subscriber  shall have notified
                                            the   Company   of   the    proposed
                                            disposition and shall have furnished
                                            the   Company    with   a   detailed
                                            statement   of   the   circumstances
                                            surrounding       the       proposed
                                            disposition,  and (ii) if reasonably
                                            requested   by  the   Company,   the
                                            Subscriber  shall have furnished the
                                            Company  with an opinion of counsel,
                                            reasonably   satisfactory   to   the
                                            Company,  that such disposition will
                                            not  require   registration  of  the
                                            Common  Shares under the  Securities
                                            Act.

                  2.4      Due Authorization.
                           -----------------

                           2.4.1  Authority.  The Subscriber,  if executing this
                                  ---------
Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document referred to herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Subscriber is executing this Subscription Agreement.

                           2.4.2  Due  Authorization.   The  Subscriber,  if  an
                                  ------------------
entity, is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its organization, with full power and authority to purchase the Common Shares subscribed for and to execute and deliver this Agreement.

         3. Acknowledgments. The Subscriber is aware of the following:
            ---------------

                  3.1  Risks  of  Investment.  The  Subscriber  recognizes  that
                       ---------------------
investment in the Company involves certain risks, including the potential loss of the Subscriber's investment herein. The Subscriber recognizes that this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Securities Act;


                  3.2 No Government Approval.  The Subscriber  acknowledges that
                      ----------------------
no federal, state or foreign agency has passed upon or reviewed the terms and conditions of the Offering or made any finding or determination as to the fairness of the Offering;

                  3.3  Restrictions  on Transfer.  The  Subscriber may not sell,
                       -------------------------
transfer, assign, pledge or otherwise dispose of all or any portion of the Securities in the absence of either an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities law;

                  3.4 Exempt  Transaction.  The Common  Shares are being offered
                      -------------------
and sold in reliance on specific exemptions from the registration requirements of federal and state law and the Subscriber's representations, warranties, agreements, acknowledgments and applicability of such exemptions and the suitability of the Subscriber to acquire Common Shares.

                  3.5 Legends. It is understood that any certificates evidencing
                      -------
the Common Shares shall bear the following legend:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, REASONABLY satisfactory to the Company, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws."

         4.  Representations  and Warranties of the Company.  The Company hereby
             ----------------------------------------------
makes the following representations and warranties to the Subscriber, except as disclosed in the Disclosure Documents or otherwise disclosed to Subscriber, which representations and warranties shall be true as of the date of acceptance of this Agreement by the Company and as of Closing:

                  4.1  Organization,  Good  Standing,  and  Qualification.   The
                       --------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue

Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, or any state securities commission, or any other governmental entity, which are required to be disclosed in the Disclosure Documents and have not been disclosed.

                  4.2  Corporate  Condition.  The Company  has timely  filed all
                       --------------------
forms, and reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act") through the date hereof (collectively, the "SEC Reports"). Each of the SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. The Company has made available to the Subscriber a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1999, and a copy of the Company's Forms 10-QSB, 8-K and S-3 filed by the Company since January 1, 2000 (the "Most Recent Filings Report"). Other than as set forth in Schedule 4.2 attached hereto and made a part hereof, there have been no material adverse changes in the Company's business, prospects, operations or financial condition since the date of the Most Recent Filings Report. The SEC Reports, together with Schedule 4.2 and any other documents listed on Schedule 4.2(a) attached hereto and made a part hereof and furnished herewith by the Company to the Subscriber are referred to collectively as the "Disclosure Documents." The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the periods covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened or contemplated against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

                  4.3  Authorization.  All  corporate  action on the part of the
                       -------------
Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Shares have been taken, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their terms; provided, however that enforceability is subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity limiting the availability of equitable remedies (including but not limited to the remedy of specific performance), whether considered in a proceeding at law or in equity. The Company has obtained all consents and approvals required for it to execute, deliver and perform this Agreement.

                  4.4 Valid Issuance of Common Shares.  The Common Shares,  when
                      -------------------------------
issued,  sold and  delivered  in  accordance  with  the  terms  hereof,  for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Shares will be issued free of any preemptive rights.

                  4.5 Compliance with Other  Instruments.  The Company is not in
                      ----------------------------------
violation or default of any provisions of its Restated Articles of Incorporation or Bylaws as amended and in effect on and as of the date of this Agreement or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                  4.6 Reporting Company. The Company is subject to the reporting
                      -----------------
requirements of the Exchange Act, and has a class of securities registered under
Section 12 or Section 15 of the Exchange Act. When requested by the Subscriber, the Company shall furnish copies of reports filed by the Company with the Securities and Exchange Commission.

                  4.7 Authorized  and Issued  Shares.  The authorized and issued
                      ------------------------------
shares of the Company preferred stock, Common Stock and warrants, options, and instruments convertible into Common Stock as of August 31, 2000 are as set forth on Exhibit A.

                  4.8  Use of  Proceeds.  As of the  date  hereof,  the  Company
                       -----------------
expects to use the proceeds from the Offering (less fees and expenses) for the purposes set forth on Exhibit B hereto. These purposes are estimates and are subject to change, but represent the Company's good faith best estimate of anticipated uses.

                  4.9 Compliance  with Laws. As of the date hereof,  the conduct
                      --------------------
of the business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the Offering.

                  4.10  No  Rights  of  Participation.   No  person  or  entity,
                        -----------------------------
including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering which has not been waived.

                  4.11 Disclosures. There is no fact known to the Company (other
                       -----------
than general economic conditions known to the public generally) that has not been disclosed in the Disclosure Documents that (a) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (b) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Securities.

                  4.12   Representations   True  and  Correct.   The   foregoing
                         ------------------------------------
representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the Common Shares.

                  4.13  Termination  Date of  Offering.  In no event  shall  the
                        ------------------------------
Closing occur later than September 30, 2000, with any extension based upon an agreement between the Company and the Subscriber.

                  4.14  Underwriter's  Fees and  Rights  of First  Refusal.  The
                        --------------------------------------------------
Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative in connection with the Offering.

         5.       Covenants of the Company

                  5.1 Independent  Auditors.  The Company shall,  until at least
                      ---------------------
two (2) years after the date of the Closing, maintain as its independent auditors an accounting firm authorized to practice before the Securities and Exchange Commission.

                  5.2 Corporate Existence and Taxes. The Company shall, until at
                      -----------------------------
least two (2) years after the date of the Closing, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization so long as the surviving entity in such transaction, if not the Company, assumes all of the Company's obligations with respect to the Securities) and shall pay all its taxes when due, except for taxes which the Company disputes.

                  5.3 Filings  with  Securities  and  Exchange  Commission.  The
                      ----------------------------------------------------
Company shall provide the Subscriber with copies of its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K for as long as the Common Shares remain outstanding.

                  5.4  Listing.  The  Company  shall  use its  best  efforts  to
                       -------
maintain the listing of its Common Stock on the OTC Bulletin Board or a national securities exchange or national quotation system.

         6.       Miscellaneous

                  6.1   Representations  and  Warranties  Survive  the  Closing;
                        --------------------------------------------------------
Severability.  The Subscriber's and the Company's representations and warranties
------------
shall survive the Closing of the transaction provided for hereby notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

                  6.2 Successors  and Assigns.  The terms and conditions of this
                      -----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights hereunder without the prior written consent of the other parties.

                  6.3  Governing  Law. This  Agreement  shall be governed by and
                       --------------
construed under the laws of the State of Texas without respect to conflict of laws.

                  6.4 Execution in Counterparts Permitted. This Agreement may be
                      -----------------------------------
executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

                  6.5 Titles and  Subtitles;  Gender.  The titles and  subtitles
                      ------------------------------
used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

                  6.6  Written  Notices,  Etc.  Any  notice,  demand or  request
                       ----------------------
required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight or two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  6.7 Expenses. Each of the Company and the Subscriber shall pay
                      --------
all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

                  6.8  Entire  Agreement;   Written  Amendments  Required.  This
                       --------------------------------------------------
Agreement, the Common Stock certificates and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this

Agreement nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         7.       Subscription and Wiring Instructions; Irrevocability.

                  7.1      Subscription
                           ------------

                           (a)      WIRE   TRANSFER   OF   SUBSCRIPTION   FUNDS.
                                    Subscriber shall send its subscription funds by wire transfer to the Company as follows:

                                    Bank:  Chase Bank  Texas  Account  Name:  SI
                                    Diamond   Technology,   Inc.   Account  No.:
                                    081-00053751 ABA Routing No.: 113000609

                           (b) IRREVOCABLE SUBSCRIPTION. The Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by the Subscriber, that this Agreement is irrevocable and that the Subscriber is not entitled to cancel, terminate or revoke this Agreement; provided, however, that if the conditions to Closing are not satisfied or if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material facts, the Subscriber may revoke or cancel this Agreement.

                           (c) COMPANY'S RIGHT TO REJECT SUBSCRIPTION. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber.

                  7.2 Acceptance of  Subscription.  In the case of acceptance of
                      --------------------------
this subscription, ownership of the number of securities being purchased hereby will pass to the Subscriber upon the Closing.

                  7.3  Subscriber  to  Forward   Original  Signed   Subscription
                       ---------------------------------------------------------
Agreement  to  Company.  The  Subscriber  agrees to courier to the  Company  its
----------------------
original inked signed Subscription Agreement within three (3) days after faxing said signed Agreement to the Company.

         8. Number of Shares and  Purchase  Price.  The  undersigned  Subscriber
            -------------------------------------
hereby subscribes for and agrees to purchase ____________- shares of Common Stock for a total purchase price (to be paid by wire transfer) in the amount of ______________________________ ($________) (the "Purchase Price").

         9.  Accredited  Investor.  The  Subscriber is (please check  applicable
             --------------------
box):

              (a)    [ ]    a corporation,  business  trust,  or partnership not
                            formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

              (b)    [ ]    any   trust,   with   total   assets  in  excess  of
                            $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

              (c)    [ ]    an individual, who

                     [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

                     [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeding $1,000,000.

                     [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

              (d)    [ ]    an  entity,   each  owner  of  which  is  an  entity
                            described in (a) or (b) above or is an individual described in (c) above.

         The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

            (The remainder of this page is intentionally left blank.)

         IN WITNESS WHEREOF, the undersigned Subscriber does hereby execute this Agreement this _____ day of September, 2000.


Subscriber


-------------------------
Name:




                                       DELIVERY INSTRUCTIONS:
                                       ----------------------
                                       Please type or print address where your
                                       security is to be delivered


                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------


ACCEPTANCE BY COMPANY:


         THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY AND THE COMPANY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS THEREOF THIS ______ DAY OF SEPTEMBER, 2000.



                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________

                                   EXHIBIT "A"


                                 CAPITALIZATION


Shares of Common Stock Outstanding:           58,342,004

Series G Preferred Stock Outstanding:                900

Common Stock Options Outstanding:              4,189,493

Common Stock Warrants Outstanding:            10,080,000

                                   EXHIBIT "B"

                                 USE OF PROCEEDS

Working Capital